EXHIBIT 99.1

Cardtronics Announces Fourth Quarter and Full-Year 2014 Results - Surpasses $1 Billion in Annual Revenues

HOUSTON, Feb. 4, 2015 (GLOBE NEWSWIRE) -- Cardtronics, Inc. (Nasdaq:CATM) (the "Company"), the world's largest retail ATM owner, today announced its financial and operational results for the quarter and year ended December 31, 2014.

Key financial statistics in the fourth quarter of 2014 as compared to the fourth quarter of 2013 include:

  Total revenues of $283.9 million, up 17% from $241.9 million.
  ATM operating revenues of $260.8 million, up 11% from $234.6 million.
  Adjusted Net Income per diluted share of $0.64, up 31% from $0.49.
  Adjusted EBITDA of $65.6 million, up 15% from $57.3 million.
  Adjusted Gross Profit Margin of 33.0% up from 32.5%.
  GAAP net income of $5.5 million or $0.12 per diluted share, compared to $7.5 million net income or $0.16 per diluted share. GAAP net income was negatively impacted in the fourth quarter of 2014 by higher intangible asset amortization expense and a higher GAAP income tax expense compared to the fourth quarter of last year.

"We had a very busy fourth quarter, which was highlighted by closing of the Welch and Sunwin acquisitions and the Co-op Food ATM placement contract. We are very excited about the new business and expect significant contributions in 2015 and beyond, as we fully realize the potential of those recent acquisitions," said Steve Rathgaber, the company's chief executive officer. "2014 was another great year for Cardtronics in which we surpassed the $1 billion revenue mark and continued to grow the business profitably, which is a reflection of our formula for success - core business execution and expansion through smart acquisitions."

RECENT HIGHLIGHTS

  Commenced migration of the Co-op Food ATM estate to our U.K. business, with a total of over 1,900 high-transacting ATM locations anticipated to be completely migrated by the summer of 2015. We also expect to install additional ATMs in a majority of the 800 Co-op Food locations that do not currently have ATMs.
  Expanded our relationship with Waitrose / John Lewis stores in the U.K. to add an additional 300 plus ATM sites in 2015.
  Extended our relationship with The Pantry, a leading convenience store chain, for which we manage and operate more than 1,400 ATMs.
  Completed the acquisition of Sunwin Services Group ("Sunwin") in the U.K., Sunwin provides cash logistics, ATM maintenance, and other services.
  Closed the acquisition of Welch ATM, a leading ATM operator of approximately 26,000 ATMs in the United States.
  Expanded a relationship with PNC Bank to brand 95 additional locations in the southeast United States.
  Renewed a relationship with First Data's Star network to allow Star surcharge-free program member financial institutions access to our Allpoint Network's surcharge-free ATMs.
  Completed a five year contract renewal with Global Cash Card, a leading provider of custom pay card solutions.
  Extended our existing relationship to become the sole ATM supplier to a leading fuel and convenience store operator in the U.K., taking on an additional 75 sites to increase the total ATM count with this operator to over 300 ATMs.

Please refer to the "Disclosure of Non-GAAP Financial Information" contained later in this press release for definitions of Adjusted EBITDA, Adjusted Net Income, Adjusted Gross Profit Margin, Adjusted Net Income per diluted share and Free Cash Flow. For additional financial information, including reconciliations to comparable accounting principles generally accepted in the United States of America ("GAAP"), please refer to the supplemental schedules of selected financial information at the end of this press release.

FOURTH QUARTER RESULTS

Consolidated revenues totaled $283.9 million for the fourth quarter of 2014, representing a 17% increase from the $241.9 million generated during the fourth quarter of 2013. Our ATM operating revenues were up 11% from the fourth quarter of 2013, driven both by acquisitions and organic growth. For the quarter, we achieved an organic growth rate in ATM operating revenues of 6% on a constant-currency basis. ATM product sales and other revenues were $23.1 million, up from $7.4 million in 2013, with the majority of the year-over-year increase attributable to the recently acquired Sunwin business in the U.K. which provides cash in transit, ATM maintenance and other services.

Adjusted EBITDA for the fourth quarter of 2014 totaled $65.6 million, compared to $57.3 million during the fourth quarter of 2013, and Adjusted Net Income totaled $29.0 million ($0.64 per diluted share) compared to $21.7 million ($0.49 per diluted share) during the fourth quarter of 2013. The increases in Adjusted EBITDA and Adjusted Net Income per diluted share were primarily driven by the Company's revenue growth. Adjusted Net Income was also positively impacted in the quarter by lower depreciation expense, which was down approximately $0.7 million from the prior year, as a result of certain assets becoming fully depreciated and a change in an estimate regarding asset retirement obligations. Specific costs excluded from Adjusted EBITDA and Adjusted Net Income are detailed in a reconciliation included at the end of this press release.

GAAP net income for the fourth quarter of 2014 totaled $5.5 million, compared to GAAP net income of $7.5 million during the fourth quarter of 2013. The decrease in GAAP net income from the fourth quarter of 2013 was primarily due to an increase in amortization expense related to intangible assets acquired during 2014 and a higher income tax rate.

Effects of foreign currency exchange rate movements had a slightly negative impact on reported consolidated revenues, Adjusted EBITDA and Adjusted Net Income per diluted share during the quarter.

FULL - YEAR RESULTS

For the year ended December 31, 2014, consolidated revenues totaled $1.05 billion, representing a 20% increase from the $876.5 million generated during the same period in 2013. Of the 20% year-over-year increase, 13% was driven by revenues attributable to businesses acquired over the past year, with the remaining 7% increase attributable to organic growth from new and existing merchants and financial institution customers.

Adjusted EBITDA totaled $253.9 million for the year ended December 31, 2014, representing a 16% increase over the $218.8 million in Adjusted EBITDA for the same period in 2013. Adjusted Net Income totaled $108.0 million ($2.41 per diluted share) for the year ended December 31, 2014, up 25% on a per share basis from $86.2 million ($1.93 per diluted share) during the same period in 2013. The increases in both Adjusted EBITDA and Adjusted Net Income were primarily due to year-over-year-revenue growth.

GAAP net income for the year ended December 31, 2014 totaled $37.1 million, compared to $23.8 million during 2013. The increase in GAAP net income from the year ended December 31, 2013 was primarily due to an increase in gross margin attributable to higher revenues and lower income tax expense, partially offset by certain debt retirement costs and higher intangible asset amortization in 2014.

2015 GUIDANCE

Below is the Company's financial guidance for the year ending December 31, 2015:

  Revenues of $1.17 billion to $1.20 billion;
  Gross Profit Margin of approximately 33.0% to 33.5%;
  Adjusted EBITDA of $293 million to $302 million;
  Depreciation and accretion expense of approximately $91 million to $93 million, net of noncontrolling interests;
  Cash interest expense of approximately $20 million to $21 million, net of noncontrolling interests;
  Adjusted Net Income per diluted share of $2.74 to $2.83, based on approximately 45.2 million weighted average diluted shares outstanding; and
  Capital expenditures of approximately $140 million to $150 million.

The Adjusted EBITDA and Adjusted Net Income guidance excludes the impact of certain expenses, as outlined in the reconciliation provided at the end of this press release. Additionally, this guidance is based on average foreign currency exchange rates for the remainder of the year of $1.50 U.S. to £1.00 U.K., $14.75 Mexican pesos to $1.00 U.S., $1.00 Canadian dollar to $0.825 U.S., and €1.00 Euros to $1.15 U.S. This guidance also assumes that we continue operations at existing economic terms under our material customer contracts.

LIQUIDITY

The Company continues to maintain a strong liquidity position, with $238 million in available borrowing capacity under its $375 million revolving credit facility as of December 31, 2014. The Company's outstanding indebtedness as of December 31, 2014 consisted of $250 million in senior notes due 2022, $288 million convertible senior notes due 2020 (of which $225 million is recorded as long-term debt on our balance sheet, with the remaining balance in additional paid-in capital), and $137 million in borrowings under its revolving credit facility due 2019.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

Adjusted EBITDA, Adjusted Net Income, Adjusted Gross Profit Margin, Adjusted Net Income per diluted share, and Free Cash Flow are non-GAAP financial measures provided as a complement to results prepared in accordance with GAAP and may not be comparable to similarly-titled measures reported by other companies. The Company uses these non-GAAP financial measures in managing and measuring the performance of its business, including setting and measuring incentive based compensation for management. Management believes that the presentation of these measures and the identification of unusual, nonrecurring, or non-cash items enhance an investor's understanding of the underlying trends in the Company's business and provide for better comparability between periods in different years.

Adjusted EBITDA excludes depreciation, accretion, and amortization of intangible assets as these amounts can vary substantially from company to company within the Company's industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDA also excludes acquisition-related expenses, certain other non-operating and nonrecurring costs, loss on disposal of assets, the Company's obligations for the payment of income taxes, interest expense and other obligations such as capital expenditures, and includes an adjustment for noncontrolling interests. Adjusted Gross Profit Margin is calculated excluding certain nonrecurring costs from the cost of ATM operating revenues. Adjusted Net Income represents net income computed in accordance with GAAP, before amortization of intangible assets, loss on disposal of assets, stock-based compensation expense, certain other expense (income) amounts, nonrecurring expenses, and acquisition-related expenses, and uses an assumed tax rate of 32% for the three and twelve months ended December 31, 2014, 35% through June 30, 2013 and 33.5% from July 1, 2013 through December 31, 2013, with certain adjustments for noncontrolling interests. Adjusted EBITDA %, Adjusted Pre-tax Income %, and Adjusted Net Income % are calculated by taking the respective non-GAAP financial measures over GAAP total revenues. Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by weighted average diluted shares outstanding. Free Cash Flow is defined as cash provided by operating activities less payments for capital expenditures, including those financed through direct debt but excludes acquisitions. The Free Cash Flow measure does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on portions of the Company's long-term debt.

The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, gross profit margin, net income, cash flows from operating, investing, or financing activities, or other income or cash flow measures prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures used herein to the most directly comparable GAAP financial measures are presented in tabular form at the end of this press release.

CONFERENCE CALL INFORMATION

The Company will host a conference call today, Wednesday, February 4, 2015, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its financial results for the quarter and year ended December 31, 2014. To access the call, please call the conference call operator at:

Dial in:	(877) 303-9205

Alternate dial-in:	(760) 536-5226

Please call in fifteen minutes prior to the scheduled start time and request to be connected to the "Cardtronics Fourth Quarter Earnings Conference Call." Additionally, a live audio webcast of the conference call will be available online through the investor relations section of the Company's website at www.cardtronics.com.

A digital replay of the conference call will be available through Wednesday, February 18, 2015, and can be accessed by calling (855) 859-2056 or (404) 537-3406 and entering 68999748 for the conference ID. A replay of the conference call will also be available online through the Company's website subsequent to the call through February 28, 2015.

ABOUT CARDTRONICS (NASDAQ: CATM)

Making ATM cash access convenient where people shop, work and live, Cardtronics is at the convergence of retailers, financial institutions, prepaid card programs and the customers they share. Cardtronics owns/operates approximately 110,200 retail ATMs in U.S. and international locales. Whether Cardtronics is driving foot traffic for America's most relevant retailers, enhancing ATM brand presence for card issuers or expanding card holders' surcharge-free cash access on the local, national or global scene, Cardtronics is convenient access to cash, when and where consumers need it. Cardtronics is where cash meets commerce.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipate," "believe," "estimate," "expect," "future," "will" and similar references to future periods. Forward-looking statements give the Company's current expectations, beliefs, assumptions or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. The forward-looking statements contained in this press release include, among other things, statements concerning projections, predictions, expectations, estimates or forecasts as to the Company's business, financial and operational results and future economic performance, and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

  the Company's financial outlook and the financial outlook of the ATM industry and the continued usage of cash by consumers at rates near historical patterns;
  the Company's ability to respond to recent and future network and regulatory changes, including forthcoming requirements surrounding Europay, MasterCard and Visa ("EMV") security standards;
  the Company's ability to renew its existing customer relationships on comparable economic terms and add new customers;
  the Company's ability to pursue and successfully integrate acquisitions;
  the Company's ability to respond to potential reductions in the amount of net interchange fees that it receives from global and regional debit networks for transactions conducted on its ATMs due to pricing changes implemented by those networks as well as changes in how issuers route their ATM transactions over those networks;
  the Company's ability to provide new ATM solutions to retailers and financial institutions including placing additional banks brands on ATMs currently deployed;
  the Company's ATM vault cash rental needs, including potential liquidity issues with its vault cash providers and its ability to continue to secure vault cash rental agreements in the future;
  the Company's ability to successfully manage its existing international operations and to continue to expand internationally;
  the Company's ability to prevent thefts of cash and data security breaches;
  the Company's ability to manage the risks associated with its third-party service providers failing to perform their contractual obligations;
  the Company's ability to manage concentration risks with key customers, vendors and service providers;
  changes in interest rates and foreign currency rates;
  the Company's ability to successfully implement its corporate strategy;
  the Company's ability to compete successfully with new and existing competitors;
  the Company's ability to meet the service levels required by its service level agreements with its customers;
  the additional risks the Company is exposed to in its U.K. armored transport business; and
  the Company's ability to retain its key employees and maintain good relations with its employees.

Additional information regarding known material factors that could cause the Company's actual performance or results to differ from its projected results are described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.

Consolidated Statements of Operations
For the Three and Twelve Months Ended December 31, 2014 and 2013
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(In thousands, except share and per share information)
Revenues:
ATM operating revenues	$ 260,795	$ 234,559	$ 1,007,765	$ 854,196
ATM product sales and other revenues	23,078	7,386	47,056	22,290
Total revenues	283,873	241,945	1,054,821	876,486
Cost of revenues:
Cost of ATM operating revenues (excludes depreciation, accretion, and amortization of intangible assets shown separately below)	168,905	156,598	659,350	573,959
Cost of ATM product sales and other revenues	21,262	7,021	44,698	21,328
Total cost of revenues	190,167	163,619	704,048	595,287
Gross profit	93,706	78,326	350,773	281,199
Operating expenses:
Selling, general, and administrative expenses	33,334	25,598	113,470	84,592
Acquisition-related expenses	5,022	7,858	18,050	15,400
Depreciation and accretion expense	18,730	19,424	75,622	68,480
Amortization of intangible assets	11,121	7,509	35,768	27,336
Loss on disposal of assets	1,562	2,321	3,224	2,790
Total operating expenses	69,769	62,710	246,134	198,598
Income from operations	23,937	15,616	104,639	82,601
Other expense (income):
Interest expense, net	4,609	5,585	20,776	21,155
Amortization of deferred financing costs and note discounts	2,694	1,196	13,036	1,931
Redemption costs for early extinguishment of debt	--	--	9,075	--
Other expense (income)	1,949	(120)	(1,616)	(3,150)
Total other expense	9,252	6,661	41,271	19,936
Income before income taxes	14,685	8,955	63,368	62,665
Income tax expense	9,989	3,239	28,174	42,018
Net income	4,696	5,716	35,194	20,647
Net loss attributable to noncontrolling interests	(826)	(1,751)	(1,946)	(3,169)
Net income attributable to controlling interests and available to common stockholders	$ 5,522	$ 7,467	$ 37,140	$ 23,816

Net income per common share – basic	$ 0.12	$ 0.16	$ 0.83	$ 0.52
Net income per common share – diluted	$ 0.12	$ 0.16	$ 0.82	$ 0.52

Weighted average shares outstanding – basic	44,440,227	44,364,436	44,338,408	44,371,313
Weighted average shares outstanding – diluted	45,025,059	44,518,525	44,867,304	44,577,635

Condensed Consolidated Balance Sheets
As of December 31, 2014 and December 31, 2013

	December 31, 2014	December 31, 2013
	(In thousands)
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$ 31,875	$ 86,939
Accounts and notes receivable, net	80,321	58,274
Inventory	5,971	5,302
Restricted cash, short-term	20,427	14,896
Current portion of deferred tax asset, net	24,303	21,202
Prepaid expenses, deferred costs, and other current assets	34,508	20,159
Total current assets	197,405	206,772
Property and equipment, net	335,795	270,966
Intangible assets, net	177,540	161,615
Goodwill	511,963	404,491
Deferred tax asset, net	10,487	9,680
Prepaid expenses, deferred costs, and other assets	22,600	2,679
Total assets	$ 1,255,790	$ 1,056,203

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt and notes payable	$ 35	$ 1,289
Current portion of other long-term liabilities	34,937	35,597
Accounts payable and other accrued and current liabilities	215,950	177,909
Total current liabilities	250,922	214,795
Long-term liabilities:
Long-term debt	612,662	489,225
Asset retirement obligations	52,039	60,665
Deferred tax liability, net	15,916	5,668
Other long-term liabilities	37,716	38,736
Total liabilities	969,255	809,089
Stockholders' equity	286,535	247,114
Total liabilities and stockholders' equity	$ 1,255,790	$ 1,056,203

SELECTED INCOME STATEMENT DETAIL:

Total revenues by segment:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(In thousands)

United States	$ 191,464	$ 172,135	$ 731,618	$ 665,709
Europe	83,964	65,059	293,666	178,855
Other International	10,469	7,899	40,694	40,704
Eliminations	(2,024)	(3,148)	(11,157)	(8,782)
Total revenues	$ 283,873	$ 241,945	$ 1,054,821	$ 876,486

Breakout of ATM operating revenues:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(In thousands)

Surcharge revenues	$ 114,755	$ 107,338	$ 456,146	$ 392,931
Interchange revenues	88,400	79,262	341,769	278,295
Bank branding and surcharge-free network revenues	42,196	36,640	156,673	142,266
Managed services revenues	7,768	5,826	24,595	20,568
Other revenues	7,676	5,493	28,582	20,136
Total ATM operating revenues	$ 260,795	$ 234,559	$ 1,007,765	$ 854,196

Total cost of revenues by segment:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(In thousands)

United States	$ 124,342	$ 109,671	$ 474,000	$ 426,635
Europe	59,041	48,520	207,213	140,812
Other International	9,124	8,247	34,012	36,122
Eliminations	(2,340)	(2,819)	(11,177)	(8,282)
Total cost of revenues	$ 190,167	$ 163,619	$ 704,048	$ 595,287

Breakout of cost of ATM operating revenues (exclusive of depreciation, accretion, and amortization):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(In thousands)

Merchant commissions	$ 78,545	$ 72,933	$ 316,543	$ 270,410
Vault cash rental	16,771	13,142	62,805	49,356
Other costs of cash	19,510	20,731	83,438	78,512
Repairs and maintenance	18,113	16,778	63,253	56,987
Communications	7,079	6,657	25,998	23,007
Transaction processing	3,856	4,357	14,560	12,334
Stock-based compensation	369	260	1,273	911
Other expenses	24,662	21,740	91,480	82,442
Total cost of ATM operating revenues	$ 168,905	$ 156,598	$ 659,350	$ 573,959

Breakout of selling, general, and administrative expenses:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(In thousands)

Employee costs	$ 18,138	$ 13,633	$ 62,399	$ 44,728
Stock-based compensation	4,648	3,149	15,229	11,413
Professional fees	2,178	2,036	7,312	7,950
Other	8,370	6,780	28,530	20,501
Total selling, general, and administrative expenses	$ 33,334	$ 25,598	$ 113,470	$ 84,592

Depreciation and accretion expense by segment:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(In thousands)

United States	$ 11,201	$ 11,059	$ 43,817	$ 41,450
Europe	6,418	7,293	27,546	22,448
Other International	1,111	1,072	4,259	4,582
Total depreciation and accretion expense	$ 18,730	$ 19,424	$ 75,622	$ 68,480

SELECTED BALANCE SHEET DETAIL:

Long-term debt:

	December 31, 2014	December 31, 2013
	(In thousands)
Revolving credit facility	$ 137,292	$ 72,547
8.25% senior subordinated notes (1)	--	200,000
5.125% senior notes (2)	250,000	--
1.00% convertible senior notes (3)	225,370	216,635
Equipment financing notes	35	1,332
Total long-term debt	$ 612,697	$ 490,514

(1) During the year ended December 31, 2014, the Company repurchased and retired all of its outstanding 8.25% senior subordinated notes.
(2) During the year ended December 31, 2014, the Company completed the issuance and sale of $250.0 million aggregate principal amount of 5.125% senior notes due 2022.
(3) The total principal amount outstanding for these instruments is $287.5 million, but in accordance with U.S. GAAP the estimated fair value of the conversion feature at issuance was recorded as additional paid-in capital within equity. The net debt amount is being accreted over the term of the notes to the full principal amount ($287.5 million).

Share count rollforward:

Total shares outstanding as of December 31, 2013	44,375,952
Shares repurchased	(183,927)
Shares issued – restricted stock grants and stock options exercised	93,092
Shares vested – restricted stock units	295,419
Shares forfeited – restricted stock awards	(18,414)
Total shares outstanding as of December 31, 2014	44,562,122

SELECTED CASH FLOW DETAIL:

Selected cash flow statement amounts:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(In thousands)

Cash provided by operating activities	$ 78,292	$ 61,082	$ 181,352	$ 183,557
Cash used in investing activities	(263,000)	(34,174)	(336,881)	(266,740)
Cash provided by financing activities	80,817	41,391	106,449	154,988
Effect of exchange rate changes on cash	(5,095)	84	(5,984)	1,273
Net (decrease) increase in cash and cash equivalents	(108,986)	68,383	(55,064)	73,078
Cash and cash equivalents at beginning of period	140,861	18,556	86,939	13,861
Cash and cash equivalents at end of period	$ 31,875	$ 86,939	$ 31,875	$ 86,939

Key Operating Metrics – Excluding Acquisitions in All Periods Presented
For the Three and Twelve Months Ended December 31, 2014 and 2013
(Unaudited)

The following table excludes the effect of acquisitions in the three and twelve months ended December 31, 2014 for comparative purposes:

EXCLUDING ACQUISITIONS	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Average number of transacting ATMs:
United States: Company-owned	30,323	29,118	28,574	28,333
United Kingdom	12,503	11,516	8,033	7,450
Mexico	2,107	2,195	2,153	2,533
Canada	1,623	1,623	1,650	1,600
Germany	898	843	344	365
Subtotal	47,454	45,295	40,754	40,281
United States: Merchant-owned	19,965	21,707	20,369	21,072
Average number of transacting ATMs: ATM operations	67,419	67,002	61,123	61,353

U.S.: Managed services - Turnkey	2,151	2,168	2,128	2,191
U.S.: Managed services - Processing Plus	12,056	11,259	9,284	8,220
U.K.: Managed services	21	21	21	21
Canada: Managed services	898	301	535	306
Average number of transacting ATMs: Managed services	15,126	13,749	11,968	10,738

Total average number of transacting ATMs	82,545	80,751	73,091	72,091

Total transactions (in thousands):
ATM operations	251,374	243,363	923,160	860,062
Managed services	7,611	17,555	51,322	60,027
Total transactions	258,985	260,918	974,482	920,089

Total cash withdrawal transactions (in thousands):
ATM operations	149,420	142,002	545,122	521,282
Managed services	4,448	11,715	32,956	40,223
Total cash withdrawal transactions	153,868	153,717	578,078	561,505

Per ATM per month amounts (excludes managed services):
Cash withdrawal transactions	749	706	743	708

ATM operating revenues	$ 1,121	$ 1,132	$ 1,182	$ 1,127
Cost of ATM operating revenues (1)	731	756	777	744
ATM operating gross profit (1) (2)	$ 390	$ 376	$ 405	$ 383

ATM operating gross profit margin (1) (2)	34.8%	33.2%	34.3%	34.0%

(1) Amounts presented exclude the effect of depreciation, accretion, and amortization of intangible assets, which is presented separately in the Company's consolidated statements of operations. Additionally, the three and twelve months ended December 31, 2013 excludes $0.3 million and $8.7 million, respectively, of nonrecurring expense related to retroactive property taxes on certain ATM locations in the U.K.
(2) ATM operating gross profit and ATM operating gross profit margin are measures of profitability that are calculated based on only the revenues and expenses that relate to operating ATMs in the Company's portfolio. Revenues and expenses relating to managed services and ATM equipment sales and other ATM-related services are not included.

Key Operating Metrics – Including Acquisitions in All Periods Presented
For the Three and Twelve Months Ended December 31, 2014 and 2013
(Unaudited)

INCLUDING ACQUISITIONS	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Average number of transacting ATMs:
United States: Company-owned	37,989	29,118	32,330	28,333
United Kingdom	12,610	11,516	12,098	7,450
Mexico	2,107	2,195	2,153	2,533
Canada	1,623	1,623	1,650	1,600
Germany	898	843	878	365
Subtotal	55,227	45,295	49,109	40,281
United States: Merchant-owned	23,500	21,707	22,590	21,072
Average number of transacting ATMs: ATM operations	78,727	67,002	71,699	61,353

U.S.: Managed services - Turnkey	2,151	2,168	2,128	2,191
U.S.: Managed services - Processing Plus	29,044	11,259	17,057	8,220
U.K.: Managed services	21	21	21	21
Canada: Managed services	898	301	535	306
Average number of transacting ATMs: Managed services	32,114	13,749	19,741	10,738

Total average number of transacting ATMs	110,841	80,751	91,440	72,091

Total transactions (in thousands):
ATM operations	273,381	243,363	1,040,241	860,062
Managed services	31,267	17,555	87,338	60,027
Total transactions	304,648	260,918	1,127,579	920,089

Total cash withdrawal transactions (in thousands):
ATM operations	163,792	142,002	617,419	521,282
Managed services	21,819	11,715	59,938	40,223
Total cash withdrawal transactions	185,611	153,717	677,357	561,505

Per ATM per month amounts (excludes managed services):
Cash withdrawal transactions	694	706	718	708

ATM operating revenues	$ 1,064	$ 1,132	$ 1,136	$ 1,127
Cost of ATM operating revenues (1)	689	756	743	744
ATM operating gross profit (1) (2)	$ 375	$ 376	$ 393	$ 383

ATM operating gross profit margin (1) (2)	35.2%	33.2%	34.6%	34.0%

(1) Amounts presented exclude the effect of depreciation, accretion, and amortization of intangible assets, which is presented separately in the Company's consolidated statements of operations. Additionally, the three and twelve months ended December 31, 2013 excludes $0.3 million and $8.7 million, respectively, of nonrecurring expense related to retroactive property taxes on certain ATM locations in the U.K.
(2) ATM operating gross profit and ATM operating gross profit margin are measures of profitability that are calculated based on only the revenues and expenses that relate to operating ATMs in the Company's portfolio. Revenues and expenses relating to managed services and ATM equipment sales and other ATM-related services are not included.

Key Operating Metrics – Ending Machine Count
As of December 31, 2014 and 2013
(Unaudited)

	As of December 31,
Ending number of transacting ATMs:	2014	2013
United States: Company-owned	37,931	29,425
United Kingdom	12,911	11,522
Mexico	2,034	1,984
Canada	1,597	1,621
Germany	918	856
Total Company-owned	55,391	45,408
United States: Merchant-owned	22,826	21,576
Ending number of transacting ATMs: ATM operations	78,217	66,984

United States: Managed services - Turnkey	2,149	2,169
United States: Managed services - Processing Plus	28,924	11,155
United Kingdom: Managed services	21	21
Canada: Managed services	895	265
Ending number of transacting ATMs: Managed services	31,989	13,610

Total ending number of transacting ATMs	110,206	80,594

Reconciliation of Net Income Attributable to Controlling Interests to EBITDA, Adjusted EBITDA, and
Adjusted Net Income
For the Three and Twelve Months Ended December 31, 2014 and 2013
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(In thousands, except share and per share amounts)
Net income attributable to controlling interests and available to common stockholders	$ 5,522	$ 7,467	$ 37,140	$ 23,816
Adjustments:
Interest expense, net	4,609	5,585	20,776	21,155
Amortization of deferred financing costs and note discounts	2,694	1,196	13,036	1,931
Redemption costs for early extinguishment of debt	--	--	9,075	--
Income tax expense	9,989	3,239	28,174	42,018
Depreciation and accretion expense	18,730	19,424	75,622	68,480
Amortization of intangible assets	11,121	7,509	35,768	27,336
EBITDA	$ 52,665	$ 44,420	$ 219,591	$ 184,736

Add back:
Loss on disposal of assets	1,562	2,321	3,224	2,790
Other expense (income)	1,949	(120)	(1,616)	(3,150)
Noncontrolling interests (1)	(553)	(970)	(1,745)	(2,399)
Stock-based compensation expense (2)	4,991	3,402	16,432	12,290
Acquisition-related expenses (3)	5,022	7,858	18,050	15,400
Other adjustments to cost of ATM operating revenues (4)	--	311	--	8,670
Other adjustments to selling, general, and administrative expenses (5)	--	59	--	505
Adjusted EBITDA	$ 65,636	$ 57,281	$ 253,936	$ 218,842
Less:
Interest expense, net (2)	4,607	5,567	20,745	21,057
Depreciation and accretion expense (2)	18,445	19,051	74,314	66,857
Adjusted pre-tax income	42,584	32,663	158,877	130,928
Income tax expense (6)	13,627	10,942	50,840	44,777
Adjusted Net Income	$ 28,957	$ 21,721	$ 108,037	$ 86,151

Adjusted Net Income per share	$ 0.65	$ 0.49	$ 2.44	$ 1.94
Adjusted Net Income per diluted share	$ 0.64	$ 0.49	$ 2.41	$ 1.93

Weighted average shares outstanding - basic	44,440,227	44,364,436	44,338,408	44,371,313
Weighted average shares outstanding - diluted	45,025,059	44,518,525	44,867,304	44,577,635

(1) Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company's 51% ownership interest in the Adjusted EBITDA of its Mexico subsidiary.
(2) Amounts exclude 49% of the expenses incurred by the Company's Mexico subsidiary as such amounts are allocable to the noncontrolling interest stockholders.
(3) Acquisition-related expenses include nonrecurring costs incurred for professional and legal fees and certain transition and integration-related costs, including contract termination costs and facility exit costs, related to acquisitions.
(4) Adjustment to cost of ATM operating revenues for the three and twelve months ended December 31, 2013 is related to a nonrecurring charge for retroactive property taxes on certain ATM locations in the U.K.
(5) Adjustment to selling, general, and administrative expenses in 2013 represents nonrecurring severance related costs associated with management of the Company's U.K. operation.
(6) Calculated using the Company's estimated long-term, cross-jurisdictional effective cash tax rate of 32% for the three and twelve months ended December 31, 2014, 35% through June 30, 2013 and 33.5% from July 1 through December 31, 2013.

Reconciliation of Adjusted Gross Profit Margin
For the Three and Twelve Months Ended December 31, 2014 and 2013
(Unaudited)

	Three Months Ended December 31, 2014			Three Months Ended December 31, 2013
	As reported		Adjusted	As reported		Adjusted
	(GAAP)	Adjustments	(Non-GAAP)	(GAAP)	Adjustments	(Non-GAAP)
(In thousands)

Total revenues	$ 283,873	$ --	$ 283,873	$ 241,945	$ --	$ 241,945
Total cost of revenues (1)	190,167	--	190,167	163,619	(311)	163,308
Gross profit	$ 93,706	$ --	$ 93,706	$ 78,326	$ 311	$ 78,637
Gross profit margin	33.0%		33.0%	32.4%		32.5%

	Twelve Months Ended December 31, 2014			Twelve Months Ended December 31, 2013
	As reported		Adjusted	As reported		Adjusted
	(GAAP)	Adjustments	(Non-GAAP)	(GAAP)	Adjustments	(Non-GAAP)
(In thousands)

Total revenues	$ 1,054,821	$ --	$ 1,054,821	$ 876,486	$ --	$ 876,486
Total cost of revenues (1)	704,048	--	704,048	595,287	(8,670)	586,617
Gross profit	$ 350,773	$ --	$ 350,773	$ 281,199	$ 8,670	$ 289,869
Gross profit margin	33.3%		33.3%	32.1%		33.1%

(1) Adjustment to cost of ATM operating revenues for the three and twelve months ended December 31, 2013 is related to a nonrecurring charge related to retroactive property taxes on certain ATM locations in the U.K.

Reconciliation of Free Cash Flow
For the Three and Twelve Months Ended December 31, 2014 and 2013
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(In thousands)
Cash provided by operating activities	$ 78,292	$ 61,082	$ 181,352	$ 183,557
Payments for capital expenditures:
Cash used in investing activities, excluding acquisitions	(44,833)	(31,551)	(109,911)	(77,153)
Free cash flow (1)	$ 33,459	$ 29,531	$ 71,441	$ 106,404

(1) Free cash flow for the year ended December 31, 2013 included the collection of a $13.4 million insurance receivable.

Reconciliation of Estimated Net Income to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Year Ending December 31, 2015
(Unaudited)

	Estimated Range
	Full Year 2015
	(In millions, except per share information)

Net income	$ 71.2	-	$ 75.3
Adjustments:
Interest expense, net	20.2	-	21.0
Amortization of deferred financing costs and note discount	10.8	-	10.8
Income tax expense	33.5	-	35.6
Depreciation and accretion expense	92.5	-	94.5
Amortization of intangible assets	40.0	-	40.0
EBITDA	$ 268.2	-	$ 277.2

Add back:
Noncontrolling interests (1)	(1.2)	-	(1.2)
Acquisition-related costs	10.0	-	10.0
Stock-based compensation expense	16.0	-	16.0
Adjusted EBITDA	$ 293.0	-	$ 302.0
Less:
Interest expense, net (2)	20.2	-	21.0
Depreciation and accretion expense (2)	91.0	-	93.0
Income tax expense (3)	58.1	-	60.2
Adjusted Net Income	$ 123.7	-	$ 127.8

Adjusted Net Income per diluted share	$ 2.74	-	$ 2.83

Weighted average shares outstanding – diluted	45.2	-	45.2

(1) Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company's 51% ownership interest in the Adjusted EBITDA of its Mexico subsidiary.
(2) Amounts exclude 49% of the expenses to be incurred by the Company's Mexico subsidiary as such amounts are allocable to the noncontrolling interest shareholders.
(3) Calculated using the Company's estimated long-term, cross-jurisdictional effective cash tax rate of 32%.

Contact Information:

Cardtronics — Media	Cardtronics — Investors
Nick Pappathopoulos	Chris Brewster
Director – Public Relations	Chief Financial Officer
832-308-4396	832-308-4128
npappathopoulos@cardtronics.com	cbrewster@cardtronics.com

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